EXHIBIT 5.1

March 28, 2022

Progenity, Inc.

4330 La Jolla Village Drive, Suite 300

San Diego, California 92122

Re:	2021 Inducement Plan and 2018 Equity Incentive Plan (Fourth Amended and Restated)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8, (the “Registration Statement”) of Progenity, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 31,500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”). 3,000,673 of the Shares subject to the Registration Statement are reserved for issuance pursuant to future awards under the Progenity, Inc. 2021 Inducement Plan (the “2021 Plan”), 2,086,898 of the Shares subject to the Registration Statement are to be issued with respect to outstanding options under the 2021 Plan, 1,412,429 of the Shares subject to the Registration Statement are to be issued with respect to outstanding restricted stock units under the 2021 Plan, and 25,000,000 of the Shares subject to the Registration Statement are reserved for issuance pursuant to future awards under the Progenity, Inc. 2018 Equity Incentive Plan (Fourth Amended and Restated) (the “2018 Plan,” and, together with the 2021 Plan, the “Plans” and individually, a “Plan”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. We have also assumed that there are no agreements or understandings between or among the Company and any participants in one or more of the Plans that would expand, modify or otherwise affect the terms of either Plan or the respective rights or obligations of the participants thereunder.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor in accordance with the terms set forth in the applicable Plan as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP